                                                                  EXHIBIT 10.33


                  AMENDED CONSULTING AND EMPLOYMENT AGREEMENT

        AMENDED CONSULTING AND EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of the 12th day of November, 1996 by and between HILTON HOTELS CORPORATION, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), BALLY ENTERTAINMENT CORPORATION, a Delaware corporation (together with its successors and assigns permitted under this Agreement, "Bally"), and ARTHUR
M. GOLDBERG (the "Executive").

        WHEREAS, the Executive is the Chairman, President, and Chief Executive Officer of Bally;

        WHEREAS, the Company has entered into an Agreement and Plan of Merger among the Company and Bally dated June 6, 1996 (the "Acquisition Agreement");

        WHEREAS, the Executive and Bally have entered into an Employment Agreement dated November 1, 1990, which agreement has been subsequently amended on December 4, 1991, September 29, 1993, January 4, 1995 and June 6, 1996 (collectively, the "Bally Employment Agreement");


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        WHEREAS, the Executive and the Company have entered into a Consulting
Agreement dated June 6, 1996 (the "Original Consulting Agreement") pursuant to which the Executive and the Company agreed to the termination of the Executive's employment under the Bally Employment Agreement immediately after the closing of the merger of Bally and the Company under the Acquisition Agreement (the "Closing");

        WHEREAS, with Bally's consent and agreement, the Executive and the Company have determined that the Executive could best provide his expertise, knowledge, and assistance to the Company and its business by having the Executive terminate his employment with Bally effective as of the day following the last of the necessary Casino Control Commission approvals of the transaction provided for in the Acquisition Agreement (said approval date being herein referred to as the "C.C. Approval Date"), by having the Executive serve as a consultant to the Company beginning on the second day after the C.C. Approval Date until the Closing, and by having the Executive become an employee and officer of the Company immediately after the Closing; and

        WHEREAS, the Company desires to retain Executive to provide such services to the Company and the Executive desires to provide such services to the Company, subject to the terms and


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provisions of this Agreement, which shall constitute a complete amendment and restatement of the Original Consulting Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company, Bally, and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.   INITIAL CONSULTING TERM AND DUTIES; EMPLOYMENT TERM.

              (a) This Agreement shall constitute a complete amendment and restatement of the Original Consulting Agreement.

              (b) The Executive's employment with Bally shall terminate on the day after the C.C. Approval Date.

              (c) From the second day after the C.C. Approval Date until the earlier of (i) the Effective Date (hereinafter defined) or (ii) the date of the termination of the Acquisition Agreement by the Company or Bally (the "Initial Consulting Term"), the Executive shall provide consulting services to the Company at the request of the President and Chief Executive Officer of the Company on transitional issues with respect to the merger of Bally and the Company and other mutually-agreeable


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projects, and the Executive shall be paid the compensation and provided with the benefits, reimbursements, and perquisites set forth in Sections 3, 5, 6, and 7 of this Agreement (without limiting other rights or obligations of the Parties with respect to the Initial Consulting Term).

              (d) The Executive's employment term with the Company (the "Employment Term") shall commence on the closing date of the Acquisition Agreement (the "Effective Date") and shall end at the close of business on the third anniversary of the Effective Date, unless it is terminated earlier under
Section 9 or extended by mutual agreement of the Company and the Executive.

              (e) In the event that the Employment Term is terminated, for any reason, prior to the close of business on the third anniversary of the Effective Date, then in such event the Executive shall act as a consultant to the Company for that period of time which commences on the date of employment termination and ends on the third anniversary of the Effective Date, all in accordance with a separate Consulting Agreement to be entered into concurrently with the termination of the Employment Term, substantially in accordance with the form annexed hereto as Exhibit 1 (the "New Consulting Agreement").


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         2.   EMPLOYMENT DUTIES.

              (a) During the Employment Term, the Executive shall serve as an Executive Vice President of the Company and President-Gaming Operations and shall perform such executive duties as may be assigned to him from time to time by the President and Chief Executive Officer of the Company.

              (b) Except as set forth below, during the Employment Term, the Executive shall devote his full time and attention to such duties. The Executive shall not be required to devote his full time and attention to his duties when absent for sick leave, reasonable vacations, excused leaves of absences, or attending to his Other Business (hereinafter defined). The Company acknowledges that the Executive has: (i) substantial investments (including operating businesses of which he is a substantial owner and for which he serves as a manager, officer, and/or director) which have required and will continue to require substantial time and attention by the Executive; (ii) substantial eleemosynary involvements; and (iii) substantial civic involvements. "Other Business" shall mean those items described in clauses (i), (ii), and (iii) in the preceding sentence. The Executive agrees to use his best efforts during the Employment Term to protect, encourage, and promote the interests of the Company.


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         3.   COMPENSATION.

              (a) During the Initial Consulting Term and the Employment Term, the Executive shall be paid an annual salary of $2,000,000, payable semi-monthly in arrears; PROVIDED, HOWEVER, that the portion of such salary during any taxable year of the Company which, when added to any otherwise deductible compensation and benefits paid or provided to the Executive by the Company during such taxable year, would not be deductible by the Company in the taxable year such salary is paid or accrued because of the application of the limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be deferred and paid to the Executive, in a lump sum, on that date (the "Deferral Date") which is thirty (30) days after the earlier of (i) the last day of the Company's taxable year in which the Executive ceases to be a "covered employee" within the meaning of Code Section 162(m)(3) or (ii) the date upon which the Company's deduction with respect to all of such deferred salary shall no longer be subject to limitation under Code Section 162(m) or any successor section thereto. Any amounts of salary deferred hereunder shall be credited, from the date it would otherwise have been paid to the date the deferred amounts are paid, with interest at a floating rate equal to the rate which Morgan Guaranty announces from time to time as its prime lending rate, as in effect from time to time, compounded quarterly, and


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such accrued interest shall be paid to the Executive on the Deferral Date
(said deferred salary plus interest collectively referred to as the "Deferred Compensation").

              (b) The Deferred Compensation shall be paid in accordance with the following provisions:

                   (1) The Company agrees to pay the Deferred Compensation on the Deferral Date by wire transfer to an account designated by the Executive prior to the Deferral Date.

                   (2) The Company agrees to pay the Deferred Compensation in any and all events on the Deferral Date without setoff or offset for any claim whatsoever against the Executive or any of his affiliates. The existence of any claim or cause of action on the part of the Company or any of its affiliates against the Executive or his affiliates, whether predicated on this Agreement, the Acquisition Agreement, the Bally Employment Agreement or otherwise shall not


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                        constitute a defense or entitle the Company to an
                        offset against the payment of the Deferred
                        Compensation in full on the Deferral Date.

                   (3) Failure to pay the Deferred Compensation on the Deferral Date shall constitute a default, without any need for the Executive to have given notice or demand of any kind to the Company, which notices and demands of any kind are expressly waived by the Company.

                   (4) In the event of a default, the Executive shall be entitled to be paid, upon demand, (i) one hundred twenty (120%) percent of the Deferred Compensation plus interest on said amount from the Deferral Date until paid at the rate of eighteen (18%) percent per annum (the "Default Rate"); plus all reasonable attorneys' fees and other costs of collection incurred by the Executive in effecting collection of the amounts due hereunder, whether or not a legal action


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                        is instituted or prosecuted to judgment.  All such costs
                        and expenses shall be added to the amount due under this
                        Section 3, shall be payable on demand, and shall bear interest at the Default Rate from the date incurred until paid in full.

                   (5) In the event of a default, notwithstanding the provisions of Section 21 of this Agreement: (i) the Executive shall be entitled to sue the Company to effect collection of the amounts due hereunder; (ii) the Company hereby consents to personal jurisdiction and venue and to the exclusive jurisdiction of the Superior Court of the State of New Jersey, Essex County, and the United States District Court for the District of New Jersey for the purpose of all legal proceedings arising out of or relating to this
                        Section 3; (iii) the Company agrees that service or delivery of process of any such lawsuit shall constitute lawful and valid


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                        service of process if made in accordance with any of the
                        methods by which notices may be given pursuant to
                        Section 22; and (iv) the Company waives any defense based upon personal jurisdiction, venue, improper service, and the right to assert a claim of FORUM NON CONVENIENS or the like.

         4.   GRANT OF STOCK OPTIONS.

              (a) On the Effective Date, the Company shall grant the Executive an option to purchase 600,000 shares of the common stock of the Company (the "Initial Option"). In the event that the common stock of the Company is subject to a stock split or stock dividend following the date of this Agreement, or if there is any other change in the common stock of the Company following the date of this Agreement, the number of shares underlying the Initial Option shall be adjusted appropriately to reflect such stock split, stock dividend, or other change. The Initial Option shall have an exercise price equal to the average of the high and low prices of the common stock of the Company on the Effective Date, as reported in The Wall Street Journal. The Initial Option shall: (i) expire on the fifth anniversary of the date of grant and (ii) be fully exercisable on the date of grant;


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PROVIDED, HOWEVER, that in the event that (x) the Executive voluntarily terminates this Agreement and (y) the Executive voluntarily terminates the New Consulting Agreement prior to that date which is the third anniversary of the Effective Date, then, in such event, the Initial Option shall expire upon the 180th day after the date of the Executive's voluntary termination of the New Consulting Agreement.

              (b) On each of the first and second anniversary of the Effective Date during the Employment Term, the Company shall grant the Executive an option to purchase 600,000 shares of the common stock of the Company (the "Anniversary Option"). In the event that the common stock of the Company is subject to a stock split or stock dividend following the date of this Agreement, or if there is any other change in the common stock of the Company following the date of this Agreement, the number of shares underlying each Anniversary Option shall be adjusted appropriately to reflect such stock split, stock dividend, or other change. Each Anniversary Option shall have an exercise price equal to the average of the high and low prices of the common stock of the Company on the date of grant, as reported in The Wall Street Journal. Each Anniversary Option shall: (i) expire on the fifth anniversary of the date of grant and (ii) be fully exercisable on the date of grant; PROVIDED, HOWEVER, that in the event that (x) the Executive voluntarily terminates this


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Agreement and (y) the Executive voluntarily terminates the New Consulting
Agreement prior to that date which is the third anniversary of the Effective Date, then, in such event, each of the Anniversary Options shall expire upon the 180th day after the date of the Executive's voluntary termination of the New Consulting Agreement.

              (c) The Company shall use its reasonable efforts to effect the registration of the shares of common stock of the Company underlying the Initial Option and the Anniversary Options under the Securities Act of 1933, as amended, by filing a registration statement on Form S-8.

         5.   EMPLOYEE BENEFIT PROGRAMS.

              (a) During the Initial Consulting Term and the Employment Term, the Executive and/or the Executive's family, as the case may be, shall be entitled to receive benefits under all pension and welfare benefit plans, practices, policies, and programs provided by the Company (including, without limitation, medical, prescription drug, dental, disability, employee life insurance, group life insurance, accidental death, and travel accident insurance plans and programs) to at least the same extent as the senior executives of the Company.


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              (b)  Whether or not the Executive is then serving as a consultant to or an employee of the Company and notwithstanding anything herein to the contrary: (i) the Company shall provide the Executive and/or the Executive's family with health insurance benefits equal or comparable to the health insurance benefits he is entitled to receive during the Initial Consulting Term and the Employment Term (pursuant to Section 5(a) above), until the date of the Executive's 62nd birthday; and (ii) the Company shall fulfill the obligations it assumed from Bally upon the merger, as set forth in the Split Dollar Agreement dated September 6, 1991 between Bally and the Arthur M. Goldberg 1989 Irrevocable Trust.

         6.   REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES.

              The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.


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         7.   PERQUISITES.

              (a) During the Initial Consulting Term and the Employment Term, the Executive shall be entitled to benefits and perquisites under the fringe benefits and perquisite programs offered to the Company's senior executive officers and directors in accordance with the most favorable plans, practices, programs, and policies of the Company.

              (b) Notwithstanding anything herein to the contrary, during the Initial Consulting Term and the Employment Term, the Executive shall be entitled to, and the Company shall provide, the Executive with:

                   (1) office space, secretary (as selected by the Executive), and support services comparable to the office space, secretary, and support services currently provided to the Executive by Bally;

                   (2) a U.S. automobile comparable to the automobile which the Executive currently uses, and a full-time driver (as


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                        selected by the Executive) for such automobile;

                   (3) exclusive use of a suite at Bally's Park Place and a suite at Bally's Las Vegas, as currently occupied by the Executive (which suite, upon the Company's request, may be used by others if not then being used by the Executive); and

                   (4) unrestricted, but not exclusive, use of the Company's and Bally's aircraft (leased or owned); PROVIDED, HOWEVER, that if the Executive uses the Company's or Bally's aircraft for his personal use, he shall pay to the Company the cost of such usage, as determined in accordance with the Company's cost determination methodology applied to the Company's senior executives with respect to their personal use of the Company's aircraft.




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         8.   PURCHASE OF EXECUTIVE'S RESIDENCE.

         Due to the need of the Executive to provide employment services in Las Vegas, Nevada and Beverly Hills, California, if Bally's has already not done so or caused it to be done, the Company shall, within 30 days following the Effective Date, purchase the Executive's residence located at 6 Kimball Circle, Westfield, New Jersey 07090. The purchase price of such residence shall be $2,100,000 (which the Parties acknowledge represents the fair market value of the residence as determined by a real estate appraiser heretofore mutually selected by the Executive and Bally and approved by the Company).

         9.   TERMINATION OF EMPLOYMENT TERM.

              (a) Unless extended by mutual agreement of the Company and the Executive, the Employment Term shall terminate at the first to occur of (i) the close of business on the third anniversary of the Effective Date; (ii) the date of the death of the Executive; and (iii) at any time after the Due Date (as defined in Section 25(b)) upon sixty (60) days notice from the Executive to the Company or the Company to the Executive.

              (b) Notwithstanding anything herein to the contrary, the Employment Term shall not terminate during any


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period of physical or mental incapacity of the Executive which results in the
Executive's temporary or permanent inability to perform the services contemplated under this Agreement, as determined by an Approved Medical Doctor. For this purpose, an Approved Medical Doctor shall be a medical doctor jointly selected by the Executive and the Company. In the event that the Executive and the Company cannot agree on a medical doctor, each Party shall select a medical doctor and the two selected medical doctors shall jointly select a third medical doctor to serve as the Approved Medical Doctor.


         10.  PARACHUTE PAYMENTS.

              (a) If it shall be determined that any payment, distribution, or benefit received or to be received by the Executive from either Bally or the Company ("Payments") would be subject to the excise tax imposed by Code Section 4999 (the "Excise Tax"), then the Executive shall be entitled to receive an additional payment from Bally or the Company (the "Excise Tax Gross-Up Payment") in an amount such that the net amount retained by the Executive, after the calculation and deduction of any Excise Tax (together with any penalties and interest that have been or will be imposed on the Executive in connection therewith) on the Payments and any federal, state, and local income taxes, excise tax, and payroll taxes (including the tax imposed by Code


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Section 3101(b)) on the Excise Tax Gross-Up Payment provided for in this subsection 10(a), shall be equal to the Payments. In determining this amount, the amount of the Excise Tax Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Excise Tax Gross-Up Payment attributable to state and local income taxes. Finally, the Excise Tax Gross-Up Payment shall be subject to income, excise, or payroll tax withholding to the extent required by applicable law. No payments pursuant to this
Section 10 shall be duplicative of any payments already made by Bally, the Company, or any affiliate of either.

              (b)  All determinations required to be made under this Section
10, including whether and when an Excise Tax Gross-Up Payment is required and the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, except as specified in subsection 10(a) above, shall be made by the Company's independent auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days after Bally or the Company makes any Payments to the Executive. The determination of tax liability and the assumptions made by the Accounting Firm shall be subject to review by the Executive's tax advisors, and, if the Executive's


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tax advisors do not agree with the determination reached by the Accounting
Firm, then the Accounting Firm and the Executive's tax advisors shall jointly designate a nationally-recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants and tax advisors retained by either the Executive or the Company shall be borne by the Company. Any Excise Tax Gross-Up Payment, as determined pursuant to this subsection 10(b), shall be paid by the Company to the Executive within five days after the receipt of the determination. Any determination by a jointly-designated public accounting firm shall be binding upon the Company and the Executive.

              (c)  As a result of the uncertainty in the application of Code
Section 4999 at the time of the initial determination by Bally or the Company, it is possible that the Executive may be required to make one or more payments of Excise Tax to the Internal Revenue Service, together with interest and/or penalties that have been imposed upon the Executive in connection therewith, whether upon the Executive's filing of his original or amended tax returns or upon a subsequent audit, administrative appeal or judicial determination, which exceed the amounts taken into account in determining the initial Excise Tax Gross-Up Payment made pursuant to Section 10(a) (such excess payments referred to as the "Deficiency"). In such an event,


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there shall be an additional Excise Tax Gross-Up Payment computed on the
Deficiency in the same manner as the Excise Tax Gross-Up Payment in Section 1O(a) above, and the same shall be promptly paid by the Company to or for the benefit of the Executive. In the event that any Excise Tax Gross-Up Payment exceeds the amount subsequently determined to be due, such excess shall constitute a loan from the Company to the Executive payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

              (d) Notwithstanding anything herein to the contrary, no Excise Tax Gross-Up Payment shall be made pursuant to this Section 10 if, and to the extent that, such Excise Tax Gross-Up Payment has already been paid by the Company or Bally pursuant to the Bally Employment Agreement.

         11.  INDEMNIFICATION.


              (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was (i) a director of the Company or Bally, and/or (ii) serving at the request of the Company or Bally as a director, officer, member, employee, consultant, or agent of another


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corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee, consultant, or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability, and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive, even if he has ceased to be a director, member, employee, consultant, or agent of the Company, Bally, or other entity and shall inure to the benefit of the Executive's heirs, executors, and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance.
Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.


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              (b)  Neither the failure of the Company (including its board of directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 11(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination of the Company (including its board of directors, independent legal counsel, or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

         12.  EFFECT OF AGREEMENT.

         Except as specifically provided in this Agreement, this Agreement shall not affect nor have any force or effect upon any other agreement to which the Executive is a party and/or beneficiary.

         13.  ASSIGNABILITY; BINDING NATURE.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive), and assigns. No rights or obligations of the Company under this Agreement may be assigned


                                     -22-
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or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; PROVIDED, HOWEVER, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations, and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations, and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive, except that all of his rights may be transferred by will or operation of law.

         14.  REPRESENTATION.

              (a) Each of Bally and the Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm, or organization.


                                     -23-
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              (b)  The Executive represents that he knows of no agreement between him and any other person, firm, or organization that would be violated by the performance of his obligations under this Agreement.

              (c) Bally represents that, on or before the date of this Agreement, the Stock Option and Compensation Committee of Bally's Board of Directors has approved the acceleration of vesting of all of the Executive's unvested stock options with respect to Bally's common stock, effective immediately, whether or not this Agreement is terminated as a result of a termination of the Acquisition Agreement (as provided by Section 26).

         15.  ENTIRE AGREEMENT.

         This Agreement contains the entire understanding and agreement among the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, among the Parties with respect thereto.

         16.  AMENDMENT OR WAIVER.

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the


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Executive and an authorized officer of the Company; and, if prior to the
Effective Date, Bally. No waiver by any Party of any breach by any other Party of any condition or provision contained in this Agreement to be performed by any other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company or Bally, as the case may be.

         17.  SEVERABILITY.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         18.  SURVIVORSHIP.

         The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment or consulting arrangements to the extent necessary to the intended preservation of such rights and obligations, including, but not by way of limitation, those rights and obligations set forth in Sections 3, 4, 5(b), 10, 11, and 25.

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         19.  BENEFICIARIES / REFERENCES.

         The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate, or other legal representative.

         20.  GOVERNING LAW / JURISDICTION.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws.

         21.  RESOLUTION OF DISPUTES.

         Any disputes arising under or in connection with this Agreement shall, at the election of the Executive, Bally, or the Company, be resolved by binding arbitration, to be held in Trenton, New Jersey in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award

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rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, reasonable attorneys' fees of all Parties, shall be borne by the Company. Pending the resolution of any arbitration or court proceeding, the Company or Bally shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

         22.  NOTICES.

         Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:


         If to the Company, to:

         Hilton Hotels Corporation
         9336 Civic Center Drive
         Beverly Hills, CA  90210
         Attention:  William C. Lebo, Jr., Esq.

         with a copy to:

         Latham & Watkins
         1001 Pennsylvania Avenue, N.W.
         Washington, D.C.  20004
         Attention: Bruce E. Rosenblum, Esq.

         If to Bally, to:

         Chief Executive Officer
         Bally Entertainment Corporation
         380 Middlesex Avenue
         Carteret, NJ  07008

         with a copy to:

         Dennis J. Block, Esq.
         Weil, Gotshal & Manges, LLP
         767 Fifth Avenue
         New York, NY  10153

         and:

         If to the Executive, to:

         Mr. Arthur M. Goldberg
         380 Middlesex Avenue
         Carteret, NJ  07008

         with a copy to:

         Frank L. Stifelman, Esq.
         Orloff, Lowenbach, Stifelman & Siegel, P.A.
         101 Eisenhower Parkway
         Roseland, New Jersey  07068


         23.  HEADINGS.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         24.  COUNTERPARTS.

         This Agreement may be executed in two or more counterparts.

         25.  COORDINATION WITH CERTAIN OTHER AGREEMENTS.

              (a) Notwithstanding the provisions of Section 1(b) and except as otherwise provided herein, Bally and the Company agree that Bally shall provide the Executive with all payments and benefits described in Section 1O(e) of the Bally Employment Agreement, subject only to the following adjustments:

                   (1) If the "Determination Price", as defined in the Acquisition Agreement (the "Determination Price"), is $31.00, the amount of the lump-sum payment (the "Lump-Sum Payment") which the Executive shall be entitled to receive pursuant to clause (i) of
                        Section 10(e) of the Bally Employment Agreement shall be $8,030,000. If the Determination Price is less than $31.00, the Lump-Sum Payment shall be $8,030,000, plus $50,741 (the "Adjustment Amount") for each $1.00 by which the Determination Price is less than $31.00, subject to proration of the Adjustment Amount to the extent that the Determination Price divided by $1.00 is not a whole number. If the Determination Price is more than $31.00, the Lump-Sum Payment shall be $8,030,000, minus the Adjustment Amount for each $1.00 by which the Determination Price is more than $31.00, subject to proration of the Adjustment Amount to the extent that the Determination Price divided by $1.00 is not a whole number.

                   (2) Bally shall pay: (i) the Lump-Sum Payment; and (ii) the amounts required pursuant to Section 10(e)(v) of the Bally Employment Agreement (computed in accordance with Section 8(g)(vi) of the Bally Employment Agreement and agreed to be a gross amount of $6,880,622), by wire transfer (pursuant to instructions received from Arthur M. Goldberg prior to the Effective Date), respectively, to

                        Arthur M. Goldberg for the Lump-Sum Payment and to the "Arthur M. Goldberg 1993 Grantor Trust UTAD May 14, 1993, as amended October 17, 1993 and December 29, 1993, Tarek Sherif, Trustee" for the Section 10(e)(v) payments; both subject to the appropriate withholding as required by law.

              (b) Notwithstanding any provision to the contrary of any stock option plan of Bally or any stock option agreement between Bally and the Executive, or any other agreement, the Company shall pay the Executive the amounts specified under the Acquisition Agreement with respect to the cancellation of the Executive's stock options with respect to Bally's common stock seventy-seven (77) days after the Effective Date (the "Due Date"), together with interest from the Effective Date until the Due Date, at a floating rate equal to the rate which Morgan Guaranty announces from time to time as its prime lending rate, as in effect from time to time (said amounts collectively the "Deferred Payment"), in accordance with the remaining provisions of this
Section 25(b).

                   (1) The Company agrees to pay the Deferred Payment on the Due Date by wire transfer to an account designated by the Executive prior to the Due Date.

                   (2) The Company agrees to pay the Deferred Payment in any and all events on the Due Date without setoff or offset for any claim whatsoever against the Executive or any of his affiliates. The existence of any claim or cause of action on the part of the Company or any of its affiliates against the Executive or his affiliates, whether predicated on this Agreement, the Acquisition Agreement, the Bally Employment Agreement or otherwise shall not constitute a defense or entitle the Company to an offset against the payment of the Deferred Payment in full on the Due Date.

                   (3) Failure to pay the Deferred Payment on the Due Date shall constitute a default, without any need for the Executive to have given notice or demand of any kind to the Company, which notices and demands of any kind are expressly waived by the Company.

                   (4) In the event of a default, the Executive shall be entitled to be paid, upon demand, (i) one hundred twenty (120%) percent of the Deferred Payment plus interest on said amount from the Due Date until paid at the rate of eighteen (18%) percent per annum (the "Default Rate"); plus all reasonable attorneys' fees and other costs of collection incurred by the Executive in effecting collection of the amounts due hereunder, whether or not a legal action is instituted or prosecuted to judgment. All such costs and expenses shall be added to the amount due under this
                        Section 25(b), shall be payable on demand, and shall bear interest at the Default Rate from the date incurred until paid in full.

                   (5) In the event of a default, notwithstanding the provisions of Section 21 of this Agreement: (i) the Executive shall be entitled to sue the Company to effect collection of the amounts due hereunder; (ii) the Company hereby consents to personal jurisdiction and venue and to the exclusive jurisdiction of the Superior Court of the State of New Jersey, Essex County, and the United States District Court for the District of New Jersey for the purpose of all legal proceedings arising out of or relating to this
                        Section 25(b); (iii) the Company agrees that service or delivery of process of any such lawsuit shall constitute lawful and valid service of process if made in accordance with any of the methods by which notices may be given pursuant to Section 22; and (iv) the Company waives any defense based upon personal jurisdiction, venue, improper service, and the right to assert a claim of FORUM NON CONVENIENS or the like.

                   (6) (i) In the event that, as a result of an income tax audit by any taxing authority or a related administrative appeal, judicial decision or settlement, it is finally determined (the "Tax Determination") that the Executive is required to include some or all of the Deferred Payment in his gross income for federal, state or local income tax purposes in a taxable year (the "Deficiency Year") prior to the taxable year in which he actually reports such amount (the "Refund Year"), then in such event the Company shall pay the Executive an amount (the "Tax Indemnity") equal to the sum of (x) any reasonable fees paid by the Executive to his tax advisors in connection with the Tax Determination, plus
                        (y) the excess, if any, of:

                        (A) the entire amount of taxes, interest, penalties and additions to tax imposed on the Executive as a result of the Tax Determination for the Deficiency Year (or any other year to the extent that the adjustment relating to the Deferred Payment affects the amount of a carryback or carryforward); over

                        (B) any refund or credit of tax, plus interest, paid or allowed to the Executive for the Refund Year as a result of the Tax Determination.

                        (ii) In addition to the Tax Indemnity, the Executive shall be entitled to receive an additional payment from the Company (the "Income Tax Gross-Up Payment") in an amount such that the total amount received by the Executive from the Company under this subsection 25(b)(6) (I.E., the sum of the Tax Indemnity and the Income Tax Gross-up Payment), after subtracting any federal, state, and local income taxes, Excise Tax, and payroll taxes (including the tax imposed by Code
                        Section 3101(b)) imposed on the Executive by reason of

                        (x) his receipt from the Company of the total amount provided for in this subsection 25(b)(6), and (y) his receipt of refunds or credits of tax plus interest referred to in clause (B) of Section 25(b)(6)(i) above, shall be equal to the Tax Indemnity.

                        (iii) All determinations of the amounts of payments required to be made under this Section 25(b)(6), including whether and when a Tax Indemnity or an Income Tax Gross-Up Payment is required and the amount of payment and the assumptions to be utilized in arriving at such determination, except as specified above, shall be made in the same manner as provided in Section 10(a) for Excise Tax Gross-Up Payments.

                        (iv) Any Tax Indemnity or Income Tax Gross-Up Payment, as determined pursuant to this subsection 25(b)(6), shall be paid by the Company to the Executive within five days after the receipt of the Accounting Firm's determination. Any determination by a jointly-designated public accounting firm shall be binding upon the Company and the Executive. The Company's payment of the Tax Indemnity and the Income Tax Gross-Up Payment shall be subject to the same provisions applicable to the Company's payment of the Deferred Payment which are set forth in subsections 25(b)(1) through 25(b)(5).

         26.  EFFECTIVENESS OF AGREEMENT.

         Notwithstanding anything herein to the contrary, except with respect to Sections 1(b) and 14(c) of this Agreement, and except with respect to any Sections of this Agreement which apply during (or relate to) the Initial Consulting Term, this Agreement shall not become effective until the closing of the merger of the Company and Bally under the Acquisition Agreement and neither the Company, Bally, nor the Executive shall have any obligations or liabilities hereunder until this Agreement shall then become effective. In the event that the Company or Bally terminate the Acquisition Agreement, this Agreement shall be terminated and become void and have no effect, without further action by the Company or the Executive.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                       HILTON HOTELS CORPORATION


                                       By: /s/ Stephen F. Bollenbach
                                          -------------------------------------
                                          [name]
                                          [title]


                                       BALLY ENTERTAINMENT CORPORATION


                                       By: /s/ ARTHUR M. GOLDBERG
                                          -------------------------------------
                                          [name]
                                          [title]


                                       /s/ ARTHUR M. GOLDBERG
                                       ----------------------------------------
                                       ARTHUR M. GOLDBERG

                                   EXHIBIT 1



                          FORM OF CONSULTING AGREEMENT
                        PURSUANT TO SECTION 1(e) OF THE
                  AMENDED CONSULTING AND EMPLOYMENT AGREEMENT



     CONSULTING AGREEMENT (this "Agreement"), made and entered into as of the 12th day of November, 19__ by and between Hilton Hotels Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Arthur M. Goldberg (the "Consultant").


                             W I T N E S S E T H :


     WHEREAS, the Consultant was the Executive Vice President of the Company and the President-Gaming Operations pursuant to the terms and conditions of that Amended Consulting and Employment Agreement (the "Employment Agreement") by and among the parties hereto and Bally Entertainment Corporation ("Bally") dated as of ____________, 1996, which employment commenced on the date of the closing of the merger of the Company and Bally (the "Effective Date") pursuant to the Agreement and Plan of Merger among the Company and Bally dated June 6, 1996;

     WHEREAS, the Consultant's employment with the Company has been terminated;

     WHEREAS, the Consultant has the ability to offer to the Company expertise, knowledge and assistance with respect to matters relating to its business; and

     WHEREAS, the Company desires to retain Consultant to provide such services to the Company, and the Consultant desires to provide such services to the Company, subject to the terms and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Consultant (individually a "Party" and together the "Parties") agree as follows:

     1.   CONSULTING TERM.

     The Consulting Term shall commence on the day of the termination of the Consultant's employment term with the Company (the "Commencement Date") and shall end at the close of business on the third anniversary of the Effective Date, unless it is terminated earlier under Section 9 or extended by mutual agreement of the Parties.

     2.   CONSULTING SERVICES.

          (a) The Consultant shall provide Consulting Services to the Company at the request of the President and Chief Executive Officer of the Company. Such Consulting Services shall include advice on the Company's gaming businesses and other mutually agreeable projects.

          (b) Notwithstanding anything contained in this Agreement to the contrary, the Company shall not, without the Consultant's prior written consent, require the Consultant to provide Consulting Services for more than 100 full days in any calendar year (or aliquot portion thereof if this Consulting Agreement is in effect for less than a full twelve months in any calendar year). In addition, the Company shall notify the Consultant in writing as to the Company's need for the Consultant's services within a reasonable time prior to the date such services are required.

          (c) The Parties acknowledge and agree that the Consultant is an independent contractor and is not a partner, employee, or agent with the Company or any of its subsidiaries or affiliates. Nothing in this Agreement shall be construed to grant either Party the authority to enter into a contract in the name of the other Party, or to bind the other Party in any manner. Notwithstanding the above, at the request of the Company the Consultant agrees to accept and serve in the position of a Vice-Chairman of the Company during the Consulting Term.

     3.   CONSULTING FEE.

     The Consultant shall be paid an annual Consulting Fee of $2,000,000, payable on a quarterly basis in advance.

     4.   GRANT OF STOCK OPTION.

          (a) If, as of the Commencement Date, the Company has not fulfilled its option grant obligations provided for in Section 4(b) of the Employment Agreement, then on each of the first and second anniversary of the Effective Date, the Company shall grant the Consultant an option to purchase 600,000 shares (subject to any adjustments required under Section 4(b) of the Employment Agreement before the Commencement Date) of the common stock of the Company (the "Anniversary Option"). In the event that the common stock of the Company is subject to a stock split or stock dividend following the date of this Agreement, or if there is any other change in the common stock of the Company following the date of this Agreement, the number of shares underlying each Anniversary Option shall be adjusted appropriately to reflect such stock split, stock dividend, or other change. Each Anniversary Option shall have an exercise price equal to the average of the high and low prices of the common stock of the Company on the date of grant, as reported in The Wall Street Journal.
Each Anniversary Option shall: (i) expire on the fifth anniversary of the date of grant and (ii) be fully exercisable on the date of grant; PROVIDED, HOWEVER, that in the event that (x) the termination of the Consultant's employment term with the Company resulted from a voluntary termination by the Consultant, and (y) the Consultant voluntarily terminates this Agreement prior to that date which is the third anniversary of the Effective Date, then in such event each of the Anniversary Options shall expire upon the 180th day after the date of Consultant's voluntary termination of this Agreement.

          (b) The Company shall use its reasonable efforts to effect the registration of the shares of common stock of the Company underlying the Anniversary Options under the Securities Act of 1933, as amended, by filing a registration statement on Form S-8.

     5.   EMPLOYEE BENEFIT PROGRAMS.

          (a) During the Consulting Term, the Consultant and/or the Consultant's family, as the case may be, shall be entitled to receive benefits that are comparable to all benefits under all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to at least the same extent as the senior executives of the Company. In the event that the Company cannot provide comparable benefits to the Consultant under any group benefit plan or arrangement, the Company shall provide the Consultant with the after-tax economic equivalent of the benefits provided under such group plan or arrangement in which he is unable to participate. The economic equivalent of any benefit foregone shall be deemed to be a reasonable competitive cost that the Consultant would reasonably incur in obtaining such benefit for himself on an individual basis.

          (b) Whether or not the Consultant is then serving as a consultant to the Company and notwithstanding anything herein to the contrary: (i) the Company shall provide the Consultant and/or the Consultant's family with health insurance benefits equal or comparable to the health insurance benefits he is entitled to receive during the Consulting Term (pursuant to Section 5(a) above), until the date of the Executive's 62nd birthday; and
(ii) the Company shall fulfill the obligations it assumed from Bally upon the merger, as set forth in the Split Dollar Agreement dated September 6, 1991 between Bally and the Arthur M. Goldberg 1989 Irrevocable Trust.

     6.   REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES.

     The Consultant is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

     7.   PERQUISITES.

          (a) During the Consulting Term, the Consultant shall be entitled to benefits and perquisites that are comparable to the fringe benefits and perquisites offered to the Company's senior executive officers and directors in accordance with the most favorable plans, practices, programs and policies of the Company.

          (b) Notwithstanding anything herein to the contrary, during the Consulting Term, the Consultant shall be entitled to, and the Company shall provide the Consultant with:

               (1) office space, secretary (as selected by the Consultant) and support services comparable to the office space, secretary and support services equivalent to that provided to the Consultant by Bally when he was its Chief Executive Officer;

               (2) a U.S. automobile comparable to the automobile used by the Consultant when he was Chief Executive Officer of Bally, and a full-time driver (as selected by the Consultant) for such automobile;

               (3) exclusive use of a suite at Bally's Park Place and a suite at Bally's Las Vegas, as occupied by the Consultant when he was Chief Executive Officer of Bally (which suite, upon the Company's request, may be used by others if not then being used by Consultant); and

               (4) unrestricted, but not exclusive, use of the Company's and Bally's aircraft (leased or owned); PROVIDED, HOWEVER, that if the Consultant uses the Company's or Bally's aircraft for his personal use, he shall pay to the Company the cost of such usage, as determined in accordance with the Company's cost determination methodology applied to the Company's senior executives with respect to their personal use of the Company's aircraft.

     8.   TERMINATION OF CONSULTING TERM.

          (a) Unless extended by mutual agreement of the Parties the Consulting Term shall terminate at the earlier of the (i) the close of business on the third anniversary of the Effective Date or (ii) the date of the death of the Consultant.

          (b) Notwithstanding anything herein to the contrary, the Consulting Term shall not terminate during any period of physical or mental incapacity of the Consultant which results in the Consultant's temporary or permanent inability to perform the services contemplated under this Agreement, as determined by an Approved Medical Doctor. For this purpose, an Approved Medical Doctor shall be a medical doctor jointly selected by the Consultant and the Company. In the event that the Consultant and the Company cannot agree on a medical doctor, each party shall select a medical doctor and the two selected medical doctors shall jointly select a third medical doctor to serve as the Approved Medical Doctor.

     9.   PARACHUTE PAYMENTS.

     The provisions of Section 10 of the Employment Agreement shall be applicable to the Consultant and the Company as if set forth in full herein.

    10.  INDEMNIFICATION.

    The provisions of Section 11 of the Employment Agreement shall be applicable to the Consultant and the Company as if set forth in full herein.

    11.  EFFECT OF AGREEMENT.

    Except as specifically provided in this Agreement, this Agreement shall not affect nor have any force or effect upon any other agreement to which the Consultant is a party and/or beneficiary, including, without limitation, those provisions of the Employment Agreement which survive the termination of the Executive's employment.

    12.  ASSIGNABILITY; BINDING NATURE.

    This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Consultant) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; PROVIDED, HOWEVER, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Consultant under this Agreement may be assigned or transferred by the Consultant, except that all of his rights may be transferred by will or operation of law.

    13.  REPRESENTATION.

    The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Consultant represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

     14.  ENTIRE AGREEMENT.

     This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and (except as provided otherwise in this Agreement or the Employment Agreement) supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     15.  AMENDMENT OR WAIVER.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Consultant and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Consultant or an authorized officer of the Company, as the case may be.

     16.  SEVERABILITY.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     17.  SURVIVORSHIP.

     The respective rights and obligations of the Parties hereunder shall survive any termination of the Consulting Term to the extent necessary to the intended preservation of such rights and obligations, including, but not by way of limitation, those rights and obligations set forth in Sections 3, 4, 5(b), 9, and 10.

     18.  BENEFICIARIES/REFERENCES.

     The Consultant shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Consultant's death by giving the Company written notice thereof. In the event of the Consultant's death or a judicial determination of his incompetence, reference in this Agreement to the Consultant shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

    19.  GOVERNING LAW/JURISDICTION.

    This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws.

    20.  RESOLUTION OF DISPUTES.

    Any disputes arising under or in connection with this Agreement shall, at the election of the Consultant or the Company, be resolved by binding arbitration, to be held in Trenton, New Jersey in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, reasonable attorneys' fees of both Parties, shall be borne by the Company. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due the Consultant under this Agreement and all benefits to which the Consultant is entitled at the time the dispute arises.

    21.  NOTICES.

    Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

    If to the Company, to:

    Hilton Hotels Corporation
    9336 Civic Center Drive
    Beverly Hills, CA  90210
    Attention:  William C. Lebo, Jr., Esq.

    with a copy to:

    Latham & Watkins
    1001 Pennsylvania Avenue, N.W.
    Washington, D.C.  20004
    Attention:  Bruce E. Rosenblum, Esq.

    and:

     If to the Consultant, to:

     Mr. Arthur Goldberg
     380 Middlesex Avenue
     Carteret, NJ  07008

     with a copy to:

     Frank L. Stifelman, Esq.
     Orloff, Lowenbach, Stifelman & Siegel, P.A.
     101 Eisenhower Parkway
     Roseland, NJ  07068

     22.  HEADINGS.

     The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     23.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        HILTON HOTELS CORPORATION



                                        By: /s/ STEPHEN F. BOLLENBACH
                                           -------------------------------------
                                           Name: Stephen F. Bollenbach
                                           Title: President and Chief
                                                  Executive Officer



                                         /s/ ARTHUR M. GOLDBERG
                                        ----------------------------------------
                                        ARTHUR M. GOLDBERG